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                                                                      EXHIBIT 12

                         L-3 COMMUNICATIONS CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                     (IN THOUSANDS, EXCEPT FOR RATIO DATA)




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                                                              PRO FORMA
                                            ----------------------------------------------
                                              NINE MONTHS     NINE MONTHS        YEAR        NINE MONTHS
                                                 ENDED           ENDED           ENDED          ENDED
                                             SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   SEPTEMBER 30,
                                                  1998            1997           1997           1998
                                            --------------- --------------- -------------- --------------
Earnings:
 Income before income taxes ...............    $ 25,200        $  4,300        $ 22,200       $ 30,676
 Add:
   Interest expense .......................      44,800          44,800          59,800         35,230
   Amortization of debt expense ...........       2,790           2,790           3,720          1,805
   Interest component of rent expense .....       5,058           4,832           6,240          4,322
                                               --------        --------        --------       --------
 Earnings .................................    $ 77,848        $ 56,722        $ 91,960       $ 72,033
                                               ========        ========        ========       ========
Fixed Charges:
   Interest expense .......................    $ 44,800        $ 44,800        $ 59,800       $ 35,230
   Amortization of debt expense ...........       2,790           2,790           3,720          1,805
   Interest component of rent expense .....       5,058           4,832           6,240          4,322
                                               --------        --------        --------       --------
 Fixed Charges ............................    $ 52,648        $ 52,422        $ 69,760       $ 41,357
                                               ========        ========        ========       ========
Ratio of earnings to fixed charges ........         1.5x            1.1x            1.3x           1.7x
                                               ========        ========        ========       ========
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